TOYS“R”US, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2013

WAYNE, NJ (December 17, 2013) - Toys“R”Us, Inc. today reported financial results for the third quarter ended November 2, 2013.
Antonio Urcelay, Chairman of the Board of Directors and Chief Executive Officer, Toys“R”Us, Inc., stated, “Our operating results in the third quarter were positively impacted by improved operating earnings at our International segment versus the prior year, but this was more than offset by the adverse impact of sales weakness on the operating results of our Domestic segment, which resulted in an overall decline in profitability.”
Mr. Urcelay continued, “Now, in the heart of the Christmas selling season, the team is fully focused on executing our holiday strategy and leveraging our strong in-stock position on the season’s hottest toys. As we continue to respond to changing consumer shopping habits, we are benefiting from our enhanced omnichannel capabilities, as well as recent improvements made to our mobile shopping experience. Our highest priority in the days ahead is ensuring we deliver exceptional service to our customers to help them find the perfect gift.”
Third Quarter Highlights

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Comparable store net sales were down 5.2% in the Domestic segment primarily resulting from decreases in the learning, juvenile (including baby) and core toy categories, and the impact of the shifted timing in the release of this year’s Big Book promotional catalog versus the prior year. Comparable store net sales were down 3.0% in the International segment, which is an improvement over both the first and second quarter of fiscal 2013. The decline internationally was primarily due to decreases in the juvenile, entertainment (which includes electronics, video game hardware and software) and seasonal categories.

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Net sales were $2.5 billion, a decrease of $118 million or 4.5% versus the prior year. Excluding the impact of foreign currency translation which decreased net sales by $78 million, the company experienced a decline of $40 million primarily as a result of a decrease in comparable store net sales, partially offset by an increase in net sales from new locations.

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Gross margin dollars were $896 million, compared to $967 million for the prior year, a decrease of $71 million. Foreign currency translation decreased gross margin dollars by $25 million. Gross margin, as a percentage of net sales, was 36.0%, a decrease of 1.1 percentage points versus the prior year. The reduction was the result of the Domestic segment performance and was primarily attributable to margin rate declines principally within the juvenile and core toy categories, due in part to our competitive pricing strategy and inventory clearance efforts, as well as a reduction in vendor allowances compared to the same period last year.

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Selling, general and administrative expenses (“SG&A”) were $959 million, compared to $962 million in the prior year, a decrease of $3 million. Foreign currency translation decreased SG&A by $25 million. Excluding the impact of foreign currency translation, the increase in SG&A was primarily due to a $9 million increase in occupancy costs and a $7 million increase in payroll expenses, predominantly resulting from new stores and store improvements.

•	Adjusted EBITDA[1] was negative $37 million, compared to $31 million in the prior year, a decline of $68 million.

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Operating loss was $140 million, compared to an operating loss of $75 million in the prior year, an increase of $65 million. Excluding Corporate expenses, the Domestic segment had a decrease in operating earnings of $70 million principally due to the decline in comparable store net sales, as well as a lower gross margin rate. The International segment had an increase in operating earnings of $8 million primarily due to the improvement in gross margin as a percentage of net sales.

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Net loss was $605 million, compared to a net loss of $105 million in the prior year primarily due to an increase in income tax expense of $379 million. The increase in income tax expense was the result of a non-cash change to the valuation allowance on deferred tax assets as the Company has determined it is more likely than not that these assets will not be realized in the foreseeable future. Additionally contributing to the increase in net loss was a decrease in gross margin dollars and a one-time increase in interest expense of $51 million as a result of current year refinancing activity.

Liquidity and Capital Spending
The company ended the third quarter with $1.9 billion of liquidity, which included cash and cash equivalents of $369 million and unused availability under committed lines of credit of $1.5 billion.

Through the end of the third quarter of fiscal 2013, the company invested $175 million primarily for store-related projects, opening of new stores and improvements to information technology and logistics systems and capabilities, compared to $215 million in the prior year.
On August 21, 2013, the company successfully completed a $985 million senior unsecured term loan credit agreement at its Toys“R”Us Property Company I, LLC subsidiary. The credit agreement matures on August 21, 2019 and bears interest equal to LIBOR plus a margin of 5.00% per annum, with a 1.00% LIBOR floor. The net proceeds, together with other funds available to the subsidiary were used to redeem in full the Toys“R”Us Property Company I, LLC $950 million senior unsecured 10.75% notes due 2017, plus interest, premiums and expenses.
Further information regarding the company’s financial performance in the third quarter of fiscal 2013 is presented in its quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on December 17, 2013.
1 A detailed description and reconciliation of EBITDA and Adjusted EBITDA, and management’s reasons for using these measures, are set forth at the end of this press release.
About Toys“R”Us, Inc.
Toys“R”Us, Inc. is the world’s leading dedicated toy and juvenile products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 879 Toys“R”Us and Babies“R”Us stores in the United States and Puerto Rico, and in more than 705 international stores and over 180 licensed stores in 35 foreign countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys in the brand’s flagship store on Fifth Avenue in New York City. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com and FAO.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs approximately 70,000 associates annually worldwide. The company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. Additional information about Toys“R”Us, Inc. can be found on Toysrusinc.com.
Forward-Looking Statements
All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, our ability to implement our strategy including implementing initiatives for season, the availability of adequate financing, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.
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For more information please contact:
Lenders and Note Investors:
Adil Mistry, Senior Vice President, Treasurer and Investor Relations at 973-617-5841 or Adil.Mistry@toysrus.com
Media:
Kathleen Waugh, Vice President, Corporate Communications at 973-617-5888, 646-366-8823 or waughk@toysrus.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In millions)	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net sales	$2,491	$2,609	$7,276	$7,773
Cost of sales	1,595	1,642	4,560	4,791
Gross margin	896	967	2,716	2,982
Selling, general and administrative expenses	959	962	2,735	2,747
Depreciation and amortization	92	97	287	297
Other income, net	(15)	(17)	(47)	(40)
Total operating expenses	1,036	1,042	2,975	3,004
Operating loss	(140)	(75)	(259)	(22)
Interest expense	(189)	(135)	(419)	(350)
Interest income	2	4	6	12
Loss before income taxes	(327)	(206)	(672)	(360)
Income tax (expense) benefit	(278)	101	(157)	159
Net loss	$(605)	$(105)	$(829)	$(201)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	November 2, 2013	February 2, 2013	October 27, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$369	$1,118	$399
Accounts and other receivables	233	252	236
Merchandise inventories	3,579	2,229	3,551
Income tax receivable	17	3	250
Current deferred tax assets	74	104	127
Prepaid expenses and other current assets	173	136	140
Total current assets	4,445	3,842	4,703
Property and equipment, net	3,719	3,891	3,959
Goodwill	443	445	449
Deferred tax assets	168	244	269
Restricted cash	48	16	19
Other assets	432	483	527
Total Assets	$9,255	$8,921	$9,926

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$2,212	$1,379	$2,226
Accrued expenses and other current liabilities	863	900	876
Income taxes payable	8	53	37
Current portion of long-term debt	140	339	1,030
Total current liabilities	3,223	2,671	4,169
Long-term debt	5,592	4,990	4,693
Deferred tax liabilities	188	135	155
Deferred rent liabilities	363	356	354
Other non-current liabilities	228	235	250
Temporary equity	75	49	44
Total stockholders’ (deficit) equity	(414)	485	261
Total Liabilities, Temporary Equity and Stockholders’ (Deficit) Equity	$9,255	$8,921	$9,926

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 Weeks Ended
(In millions)	November 2, 2013	October 27, 2012
Cash Flows from Operating Activities:
Net loss	$(829)	$(201)
Adjustments to reconcile Net loss to Net cash used in operating activities:
Depreciation and amortization	287	297
Amortization and write-off of debt issuance costs	41	26
Deferred income taxes	154	13
Other	33	5
Changes in operating assets and liabilities:
Accounts and other receivables	13	14
Merchandise inventories	(1,377)	(1,330)
Prepaid expenses and other operating assets	(26)	7
Accounts payable, Accrued expenses and other liabilities	817	773
Income taxes payable and receivable	(57)	(227)
Net cash used in operating activities	(944)	(623)
Cash Flows from Investing Activities:
Capital expenditures	(175)	(215)
Proceeds from redemption of debt securities	52	—
Purchases of debt securities	(20)	—
(Increase) decrease in restricted cash	(30)	11
Proceeds from sales of fixed assets	31	12
Acquisitions	—	(15)
Net cash used in investing activities	(142)	(207)
Cash Flows from Financing Activities:
Long-term debt borrowings	2,949	1,535
Long-term debt repayments	(2,546)	(983)
Capitalized debt issuance costs	(46)	(19)
Repurchase of common stock	(8)	—
Short-term debt borrowings, net	—	2
Other	—	(2)
Net cash provided by financing activities	349	533
Effect of exchange rate changes on Cash and cash equivalents	(12)	(5)
Cash and cash equivalents:
Net decrease during period	(749)	(302)
Cash and cash equivalents at beginning of period	1,118	701
Cash and cash equivalents at end of period	$369	$399

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors of the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s GAAP financial data. We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.
A reconciliation of Net loss to EBITDA and Adjusted EBITDA is as follows:

	13 Weeks Ended		39 Weeks Ended
(In millions)	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net loss	$(605)	$(105)	$(829)	$(201)

Add:
Income tax expense (benefit)	278	(101)	157	(159)
Interest expense, net	187	131	413	338
Depreciation and amortization	92	97	287	297
EBITDA	(48)	22	28	275

Adjustments:
Litigation expense (a)	—	—	20	—
Sponsors’ management and advisory fees (b)	6	5	17	16
Severance	—	—	13	—
Impairment of long-lived assets (c)	4	1	7	3
Compensation expense (d)	2	—	5	2
Net gains on sales of properties	(1)	—	(8)	(4)
Other (e)	—	3	1	6
Adjusted EBITDA (f)	$(37)	$31	$83	$298
(a) Represents litigation expenses related to the judgment in the Aleo v. SLB Toys USA, Inc. case.
(b) Represents the fees expensed to Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and Vornado Realty Trust (collectively, the “Sponsors”) in accordance with the advisory agreement.
(c) Asset impairments primarily due to the identification of underperforming stores and the relocation of certain stores.
(d) Represents the incremental compensation expense related to one-time executive awards, the fair market value remeasurement of existing liability awards and the repurchase of awards by the Company upon termination.
(e) Represents miscellaneous other charges which were not individually significant for separate disclosure.
(f) Adjusted EBITDA is defined as EBITDA (earnings before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance including certain items which are generally non-recurring. We have historically excluded the impact of such items from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, restructuring charges, impact of litigation, noncontrolling interest, net gains on sales of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.